As filed with the Securities and Exchange Commission on May 31, 2024.

Registration No. 333-________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________

FIRST BANCORP
(Exact name of registrant as specified in its charter)

NORTH CAROLINA	56-1421916
(State or jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification No.)

First Bancorp 300 SW Broad Street Southern Pines, North Carolina 28387 (910) 246-2500 (Address of principal executive offices)
First Bancorp 2024 Equity Plan
(Full title of the Plans)

Richard H. Moore Chief Executive Officer 300 SW Broad Street Southern Pines, North Carolina 28387 (Name and address of agent for service)
(910) 246-2500
(Telephone Number, Including Area Code, of Agent For Service)

With Copies To:
Iain MacSween, Esq.
Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P.
230 N. Elm Street, Suite 2000
Greensboro, North Carolina 27401

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).:

Large Accelerated Filer	☒	Accelerated Filer	☐
Non-Accelerated Filer	☐	Smaller Reporting Company	☐
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”). ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with Rule 428 under the Securities Act, and the introductory note to Part I of Form S-8. These documents and the documents incorporated by reference to this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The Securities and Exchange Commission (the “SEC”) allows First Bancorp to incorporate by reference the information that First Bancorp discloses in its filings with the SEC. Incorporation by reference means that First Bancorp can disclose important information by referring to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that First Bancorp files with the SEC will automatically update and supersede this information. The following documents previously filed by First Bancorp with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

•The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on February 28, 2024 (SEC File No. 000-15572).
•The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, filed with the SEC on May 8, 2024 (SEC File No. 000-15572).
•The Registrant’s definitive proxy statement on Schedule 14A, filed with the SEC on March 20, 2024 (SEC File No. 000-15572).
•Current Reports on Form 8-K filed with the SEC on January 24, 2024; March 15, 2024; April 24, 2024; May 3, 2024; May 14, 2024; and May 17, 2024 (other than the portions of those documents not deemed to be filed) (SEC File No. 000-15572).
•The description of the Common Stock filed as Exhibit 4.b to the Registrant’s Annual Report on Form 10-K filed on February 28, 2024 (SEC File No. 000-15572).

Any document filed by First Bancorp pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or that deregisters all the securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such document. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.

The North Carolina Business Corporation Act (“NCBCA”) provides for indemnification by a corporation of its officers, directors, employees and agents, and any person who is or was serving at the corporation’s request as a director, officer, employee or agent of another entity or enterprise or as a trustee or administrator under an employee benefit plan, against liability and expenses, including reasonable attorneys’ fees, in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities.

Permissible indemnification. Under the NCBCA, a corporation may, but is not required to, indemnify any such person against liability and expenses incurred in any such proceeding, provided such person conducted himself or herself in good faith and (i) in the case of conduct in his or her official capacity, reasonably believed that his or her conduct was in the corporation’s best interests, and (ii) in all other cases, reasonably believed that his or her conduct was at least not opposed to the corporation’s best interests; and, in the case of a criminal proceeding, where he or she had no reasonable cause to believe his or her conduct was unlawful. However, a corporation may not indemnify such person either in connection with a proceeding by or in the right of the corporation in which such person was adjudged liable to the corporation, or in connection with any other proceeding charging improper personal benefit to such person (whether or not involving action in an official capacity) in which such person was adjudged liable on the basis that personal benefit was improperly received.

Mandatory indemnification. Unless limited by the corporation’s charter, the NCBCA requires a corporation to indemnify a director or officer of the corporation who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which such person was a party because he or she is or was a director or officer of the corporation against reasonable expenses incurred in connection with the proceeding.

Advance for expenses. Expenses incurred by a director, officer, employee or agent of the corporation in defending a proceeding may be paid by the corporation in advance of the final disposition of the proceeding as authorized by the board of directors of the specific case, or as authorized by the charter or bylaws or by any applicable resolution or contract, upon receipt of an undertaking by or on behalf of such person to repay amounts advanced unless it ultimately is determined that such person is entitled to be indemnified by the corporation against such expenses.

Court-ordered indemnification. Unless otherwise provided in the corporation’s charter, a director or officer of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court deems necessary, may order indemnification if it determines either (i) that the director or officer is entitled to mandatory indemnification as described above, in which case the court also will order the corporation to pay the reasonable expenses incurred to obtain the court-ordered indemnification, or (ii) that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not such person met the requisite standard of conduct or was adjudged liable to the corporation in connection with a proceeding by or in the right of the corporation or on the basis that personal benefit was improperly received in connection with any other proceeding so charging (but if adjudged so liable, indemnification is limited to reasonable expenses incurred).

Voluntary indemnification. In addition to and separate and apart from “permissible” and “mandatory” indemnification described above, a corporation may, by charter, bylaw, contract, or resolution, indemnify or agree to indemnify any one or more of its directors, officers, employees or agents against liability and expenses in any proceeding (including any proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities. However, the corporation may not indemnify or agree to indemnify a person against liability or expenses he may incur on account of activities which were at the time taken, known or believed by such person to be clearly in conflict with the best interests of the corporation. Any provision in a corporation’s charter or bylaws or in a contract or resolution may include provisions for recovery from the corporation of reasonable costs, expenses and attorney’s fees in connection with the enforcement of rights to indemnification granted therein and may further include provisions establishing reasonable procedures for determining and enforcing such rights.

Parties entitled to indemnification. The NCBCA defines “director” to include ex-directors and the estate or personal representative of a director. Unless its charter provides otherwise, a corporation may indemnify and advance expenses to an officer, employee or agent of the corporation to the same extent as to a director and also may indemnify and advance expenses to an officer, employee or agent who is not a director to the extent, consistent with public policy, as may be provided in its charter or bylaws, by general or specific action of its board of directors, or by contract.

Indemnification by First Bancorp. Our Articles provide that no director of First Bancorp shall be personally liable to First Bancorp or its shareholders for breach of his or her duty of care or other duty as a director, but only to the extent permitted from time to time by the NCBCA. Our Bylaws provide that any person who at any time serves or has served as a director or officer of First Bancorp or of any wholly owned subsidiary of First Bancorp, or in such capacity at the request of First Bancorp for any other foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under any employee benefit plan of First Bancorp or of any wholly owned subsidiary thereof has the right to be indemnified and held harmless by First Bancorp to the fullest extent from time to time permitted by law against all liabilities and litigation expenses in the event a claim is made or threatened against that person in, or that person is made or threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether or not brought by or on behalf of First Bancorp, including all appeals therefrom, arising out of that person’s status as such or that person’s activities in any such capacity; provided, however, that such indemnification shall not be available with respect to (a) that portion of any liabilities or litigation expenses with respect to which the claimant is entitled to receive payment under any insurance policy or (b) any liabilities or litigation expenses incurred on account of any of the claimant’s activities which were at the time taken known or believed by the claimant to be clearly in conflict with the best interests of First Bancorp.

Insurance. The NCBCA provides that a corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent to the corporation against certain liabilities incurred by such persons, whether or not the corporation is otherwise authorized under North Carolina law to indemnify such party. First Bancorp currently maintain directors’ and officers’ insurance policies covering our directors and officers.

Summary Only. The foregoing is only a general summary of certain aspects of North Carolina law dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the relevant statutes, our Articles and our Bylaws, which contain detailed specific provisions regarding the circumstances under which, and the person for whose benefit, indemnification shall or may be made.

Securities Act of 1933, as amended. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to First Bancorp’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, First Bancorp has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

Item 7.    Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

The exhibits to this Registration Statement are listed on the Exhibit Index, which appears elsewhere in this Registration Statement and is incorporated herein by reference.

Item 9.    Undertakings.

(a)    The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post- effective amendment to this Registration Statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)    To include any material information with respect to the plans of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)    If the Registrant is relying on Rule 430B:

(A)    Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectus filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plans’ annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Southern Pines, North Carolina, on May 31, 2024.

FIRST BANCORP

By:/s/ Richard H. Moore
Richard H. Moore Chief Executive Officer (Duly Authorized Representative)

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard H. Moore and Michael G. Mayer, and each of them, and each of them, with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on May 31, 2024.

/s/ Richard H. Moore	/s/ Elizabeth B. Bostian
Richard H. Moore	Elizabeth B. Bostian
Chief Executive Officer	Executive Vice President and Chief Financial Office

/s/ Brent Hicks
Brent Hicks
Executive Vice President
(Chief Accounting Officer)

Board of Directors

/s/ Richard H. Moore	/s/ Mary Clara Capel
Richard H. Moore	Mary Clara Capel
Chairman of the Board	Director

/s/ James C. Crawford, III	/s/ Suzanne S. DeFerie
James C. Crawford, III	Suzanne S. DeFerie
Lead Independent Director	Director

/s/ Abby J. Donnelly	/s/ Mason Y. Garrett
Abby J. Donnelly	Mason Y. Garrett
Director	Director
/s/ John B. Gould	/s/ Michael G. Mayer
John B. Gould	Michael G. Mayer
Director	Director

/s/ John W. McCauley	/s/ Carlie C. McLamb, Jr.
John W. McCauley	Carlie C. McLamb, Jr.
Director	Director

/s/ Dexter V. Perry	/s/ J. Randolph Potter
Dexter V. Perry	J. Randolph Potter
Director	Director

/s/ O. Temple Sloan, III	/s/ Frederick L. Taylor, II
O. Temple Sloan, III	Frederick L. Taylor, II
Director	Director

/s/ Virginia C. Thomasson	/s/ Dennis A. Wicker
Virginia C. Thomasson	Dennis A. Wicker
Director	Director

EXHIBIT INDEX

Exhibit
No. Description

4.1
Articles of Incorporation of the Company and amendments thereto were filed as Exhibits 3.a.i through 3.a.v to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2002, and are incorporated herein by reference. Articles of Amendment to the Articles of Incorporation were filed as Exhibits 3.1 and 3.2 to the Company’s Current Report on Form 8-K filed on January 13, 2009, and are incorporated herein by reference. Articles of Amendment to the Articles of Incorporation were filed as Exhibit 3.1.b to the Company’s Registration Statement on Form S-3D filed on June 29, 2010 (Commission File No. 333-167856), and are incorporated herein by reference. Articles of Amendment to the Articles of Incorporation were filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on September 6, 2011, and are incorporated herein by reference. Articles of Amendment to the Articles of Incorporation were filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on December 26, 2012, and are incorporated herein by reference. Articles of Amendment to the Articles of Incorporation were filed as Exhibit 99.1 to the Company's Current Report on Form 8-K filed June 14, 2022, and are incorporated herein by reference.

4.2	Amended and Restated Bylaws of the Company were filed as Exhibit 3.1 to the Company's Current Report on Form 8-K filed on February 9, 2018, and are incorporated herein by reference.

4.3	Form of Common Stock Certificate was filed as Exhibit 4 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, and is incorporated herein by reference.

4.4	Description of Registrant’s Securities was filed as Exhibit 4.b to the Registrant’s Annual Report on Form 10-K filed on February 28, 2024, and is incorporated herein by reference.

5.1	Opinion of Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P. as to the validity of the shares of the Registrant’s common stock.*

23.1	Consent of BDO USA, P.A., independent registered public accounting firm of the Registrant.*

23.2	Consent of Brooks, Pierce, McLendon, Humphrey, and Leonard, LLP (included in Exhibit 5.1).*

24.1	Powers of Attorney (included in the signature page hereof).*

99.1	First Bancorp 2024 Equity Plan and form of Restricted Stock Award Agreement.*

107	Filing Fee Table

* Filed herewith